Exhibit 10.6


                        North Shore Hospital at Manhasset
                                 Purchase Order

                                   PO Nbr: EMN506311
                                   Ship to :  North Shore Hospital at Manhasset
                                              300 Comm. Drive  Att:  Receiving
                                              Manhasset      NY 11030

Vendor:  50971 (516) 360-0600            Entry Date: 8/31/99
         ACCIDENT PREVENTION PLUS        Fiscal Year: 99
         145 Oser Avenue                 Order Type: Manual
         Suite 100                       Nbr of Line Items: 2
         Hauppauge, NY 11788             Total Amount: $ 252,565.00 Account Nbr:
FOR:                                     SHIPPING POINT
Contact: Richard Goodhart
Terms:

Comments:      "Vendor represents and warrants that any Equipment supplies pursuant to this agreement which performs any date, century, and/or time data recognition function, calculation or sequencing, will be year 2000 compatible and shall support a four digit year format and provide accurate date/time data and leap year calculations within, into and between the 20th and 21st centuries, without interruption to and at the same level of functionality for which the Equipment was originally acquired.
               For purposes of this provision, "Equipment" shall include, without limitation, any piece or component of equipment, hardware, firmware, custom or commercial software, or internal component or subroutines therein.

               In the event of any decrease and/or interruption in Equipment functionality or accuracy related to time, century and/or date data related codes and /or internal subroutines that impede or impair the Equipment from operating properly after December 31, 1999, Vendor agrees to restore the Equipment to the same level of functionality as warranted herein at its sole cost and expense, whether by repair or replacement of the Equipment, and shall act promptly so as to minimize interruption to Hospital's ongoing business processes. In the event that such corrective action by Vendor requires the acquisition of additional programs, the expense for any such associated or additional acquisitions (including without limitation data conversion tools) shall be borne exclusively by the Vendor. Vendor shall indemnify and hold the Hospital harmless from and against any cost, loss, damage or expense (including reasonable attorney's fees) incurred by Hospital as a result of a breach of the foregoing warranty. Nothing in this warranty shall be construed to limit any right or remedies Hospital may otherwise have under this agreement with respect to defects other that Year 2000 performance."

               The seller agrees, in connection with the performance of work under this order, not to discriminate against any employee or applicant for employment because of race, sex, religion, color, national origin, disability, or status as a disabled veteran or veteran of the Vietnam era.

               Unless exempted, Section 202, paragraphs 1 and 7 of Executive Order 11246, as amended and the affirmative action clauses set forth in 41 D.P.R. 60-751.4 (for contracts of $10,000 or more) and 41 C.F.R. 60-250.4 (for contracts of $10,000 or more) are incorporated herein by reference.

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                                          NORTH SHORE HOSPITAL AT MANHASSET
                                                   PURCHASE ORDER

                                                                                                PO Nbr:  CMN506311

Vendor:  50971 Accident Prevention Plus

Comments:

REFRENCE REQ PR095260

                                          Catalog Nbr                   Class Due Date                Ord       Unit price
                                         Manuracturer Nbr  Dept.Nbr    Expense Contract #           Rec'd       Extension
Nbr.   Type   Nbr. Description             Project Code    Dept Name     Cost Req. Nbr.   Buyer       Paid          Taxes
--------------------------------------------------------------------------------------------------------------------------
1       N     9795796 50% Dep. w/order                    1106113-00    1111 ASAP         EA          1         $126,282.50

                      Data collection control system      ER Ambl.      8320              CEF         0          126,282.50
                                                                          1 none                     0                0.00

Comments:
     Includes the following:                              30 EA ITEM #APP4000NS
     125 EA MFX8 8-CARDS                                  5 EA  DMC 1MB MEM CARDS
     2 EA RP8151USA READERS                               30 EA  TEAM PADS
     2 EA PC'S FOR CDPD AND APP PROCESSING                30 EA TEAM PAD CHARGER AND HOLDER
     1 EA CDPD COMPONENTS CISCO ROUTER                    1 EA NRE ENGINEERING CHARBED INCL.
     30 EA INSTALLATION INCLUDING KITS,                   SOFTWARE
     SENSORS, HARNESSLABOR
     1 EA DIGITAL INTERFACE FOR ATT CD/PD

2    N     9795797 Bal. of order        1106113-00    1111 ASAP       EA          1         $ 126,282.50
                   Data collection       ErR Ambl.    8320            CEF         0           126,282.50
                   control system
                                                        1 none

Comments:  One-year warranty on parts and labor






                                                   ============================
                                                   Page Purchases  $ 252,565.00
                                                            Taxes          0.00

                                                      Total Taxes          0.00
               Authorization                          Grand Total  $ 252,565.00
                             -----------------------




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